                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in the Registration Statement No. 33-36754 of BJ Services Company on Form S-8, in the Registration Statement No. 33-52506 of BJ Services Company on Form S-8, in the Registration Statement No. 33-62098 of BJ Services Company on Form S-8, in the Registration Statement No. 33-58637 of BJ Services Company on Form S-8, in the Registration Statement No. 33-58639 of BJ Services Company on Form S-8 and in the Registration Statement No. 33-58017 of BJ Services Company on Form S-4 of our report dated November 21, 1995 appearing in this Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1995.

DELOITTE & TOUCHE LLP

Houston, Texas
December 21, 1995